UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2016

Medgenics, Inc. (Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-35112 (Commission File Number)	98-0217544 (I.R.S. Employer Identification Number)

435 Devon Park Drive, Building 700 Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

(610) 254-4201 (Registrant’s Telephone Number, Including Area Code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry Into a Material Definitive Agreement.

Development and Option Agreement

On June 6, 2016, Medgenics, Inc. (the “Company”), entered into a Clinical Development and Option Agreement (the “Development and Option Agreement”) with Kyowa Hakko Kirin Co., Ltd. (“KHK” and, collectively with the Company, the “Parties”) relating to the development and potential commercialization of KHK’s first-in-class anti-LIGHT monoclonal antibody (the “Antibody”). Under the Development and Option Agreement, the Company received an exclusive option for exclusive rights to develop and commercialize products containing the Antibody (each, a “Licensed Product”) and to conduct various development activities with respect to the Antibody, including the conduct of a signal finding study testing the Antibody in Severe Pediatric Onset Inflammatory Bowel Disease (the “Study”). The Study will be conducted under an existing investigational new drug application previously filed with the United States Food and Drug Administration (“FDA”) by KHK and transferred to the Company pursuant to the Development and Option Agreement.

For a certain period of time after the completion of the Study (the “Exercise Period”), the Company will have the option to obtain exclusive rights for the development and commercialization of the Antibody (the “Option”).

If the Company exercises the Option, KHK will have 60 days to select one of two potential development and commercialization structures: a co-development/co-commercialization arrangement or a licensing arrangement. Terms for both structures have been fully negotiated with the terms for each structure set forth in exhibits to the Development and Option Agreement.

Co-Development/Co-Commercialization Arrangement

If, upon the Company’s exercise of the Option, KHK chooses to continue the collaboration as a co-development/co-commercialization arrangement, the license agreement attached to the Development and Option Agreement as Exhibit B will automatically become effective (the “Plan A License Agreement”).

Under the Plan A License Agreement, the Company will have the exclusive right to develop, manufacture and commercialize the Licensed Products in the treatment, prevention, and diagnosis of specified pediatric onset rare and orphan inflammatory diseases (including severe pediatric onset inflammatory bowel diseases such as Crohn’s disease and ulcerative colitis (“IBD)) and other specified pediatric onset rare and orphan auto-immune diseases (collectively, the “Field”) in the United States and Canada. The Company will also be responsible for development and regulatory approval of the first Licensed Product in the European Union and then transferring such regulatory approval to KHK or its designee. The Company will be responsible for the manufacture of the Licensed Products for use by the Parties in clinical trials as well as for commercialization in their respective fields and/or territories, with KHK purchasing the Licensed Products from the Company.

The Company will be required to pay KHK an initial license fee in the low single-digit millions of dollars upon the Plan A License Agreement becoming effective. The Company may pay KHK up to an additional $18 million upon the achievement of certain regulatory milestones related to the Licensed Products. The Parties will share the anticipated costs of development of the first Licensed Product in the Field in the United States, Canada and the European Union with the Company responsible for any costs in excess of an agreed cap. The Parties will split profits from the Company’s sales of Licensed Products in the United States and Canada equally. KHK will pay the Company low double-digit royalties for sales of Licensed Products outside the United States and Canada and outside the Field in the United States and Canada.

Licensing Arrangement

If, upon the Company’s exercise of the Option, KHK chooses to continue the collaboration as a licensing arrangement, the license agreement attached to the Development and Option Agreement as Exhibit C will automatically become effective (the “Plan B License Agreement” and, collectively with the Plan A License Agreement, the “License Agreements”).

Under the Plan B License Agreement, the Company will have the exclusive right to develop, manufacture and commercialize the Licensed Products in the Field in the United States, Canada and the European Union. The Company will be responsible for the manufacture of the Licensed Products for use by the Parties in clinical trials as well as for commercialization in their respective fields and/or territories.

The Company will be required to pay KHK an initial license fee in the low single-digit millions of dollars upon the Plan B License Agreement becoming effective. The Company may pay KHK up to an additional $28 million upon the achievement of certain regulatory milestones related to the Licensed Products. The Company and KHK will split profits from the Company’s sales of Licensed Products in the United States, Canada and the European Union with the Company being entitled to approximately 75% of such profits and KHK being entitled to approximately 25% of such profits. KHK will pay the Company low double-digit royalties for sales of Licensed Products outside the United States, Canada and the European Union and outside the Field in the United States, Canada and the European Union. The Company will be responsible for costs of development of Licensed Products in the United States, Canada and the European Union. KHK will have the right to purchase the Licensed Products from the Company.

The Development and Option Agreement will terminate upon the earlier of (i) the expiration of the Exercise Period with the Option not being exercised by the Company and (ii) one of the License Agreements, based on KHK’s choice of the Plan A License Agreement or Plan B License Agreement, becoming effective. The choice of License Agreement is mutually exclusive such that if KHK chooses the Plan A License Agreement, the Plan B License Agreement becomes null and void and if KHK chooses the Plan B License Agreement, the Plan A License Agreement becomes null and void. Upon one of the License Agreements becoming effective, it will remain in effect so long as there are Licensed Products being commercialized by the Parties or until such License Agreement is terminated pursuant to certain termination rights provided to each of the Parties.

The Development and Option Agreement (including the exhibits constituting the License Agreements) will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2016 (the “Form 10-Q”). The Company intends to seek confidential treatment for certain terms of the Development and Option Agreement at the time of filing such agreements with the Form 10-Q.

The Company issued a press release on June 6, 2016, announcing the entrance into the Development and Option Agreement. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. The Company also placed a Corporate Slide presentation on its corporate website on June 6, 2016, that contains certain information regarding KHK, IBD, the development of Licensed Product and the terms of the Development and Option Agreement and License Agreements. A copy of such presentation is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

The Company does not have any material relationship with KHK other than the Development and Option Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits: The Exhibit Index annexed hereto is incorporated herein by reference.

99.1	Press Release dated June 6, 2016
99.2	Corporate Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medgenics, Inc.

Date: June 6, 2016	By:	/s/ Brian D. Piper
Brian D. Piper
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated June 6, 2016
99.2	Corporate Slide Presentation